Exhibit 99

From: Rick James (media)
            414-221-4444

            Colleen F. Henderson, CFA (analysts)
            414-221-2592
           colleen.henderson@wisconsincolleen.henderson@wisconsinenergy.com

            Feb. 2, 2010

Wisconsin Energy Corporation posts fourth quarter
and full-year results for 2009

MILWAUKEE - Wisconsin Energy (NYSE: WEC) today reported earnings from continuing operations of $114 million or 96 cents a share for the fourth quarter of 2009. This compares with earnings from continuing operations of $100 million or 85 cents a share for the final quarter of 2008.

Fourth quarter revenues were $1.07 billion in 2009, compared with $1.20 billion in the corresponding period last year. For the full year 2009, revenues were $4.13 billion, down from $4.43 billion in 2008.

Wisconsin Energy's 2009 earnings from continuing operations totaled $377 million or $3.20 per share. In 2008, earnings from continuing operations were $358 million or $3.03 per share.

Retail sales of electricity dropped by 8.1 percent in 2009 compared with the previous year. Electricity use by residential customers was down by 3.8 percent - in large part because of an unusually cool summer. Consumption of electricity by commercial and industrial customers declined by 10 percent, a reflection of the dramatic slowdown in the economy.

Despite the economic climate, the number of customers served by Wisconsin Energy's utilities continued to grow - rising by nearly 6,500 customers or 0.3 percent over 2008.

Among the positive factors contributing to the company's 2009 results were effective cost controls and a full year's earnings from the commercial operation of the newest generating unit at Port Washington.

"In a tough economy we cut costs, improved productivity and posted solid financial results," said Gale Klappa, chairman, president and chief executive officer. "And on virtually every meaningful measure, from customer satisfaction to network reliability to progress on our Power the Future plan, the company made great strides during the year."

Earnings per share listed in this news release are on a fully diluted basis.

Conference Call
A conference call is scheduled for 1 p.m. Central time on Tuesday, Feb. 2, 2010. The presentation will review 2009 fourth quarter and year-end earnings and will discuss the company's outlook for the future.

All interested parties, including stockholders, the news media and the general public, are invited to listen to the presentation. The conference call may be accessed by dialing 888-312-9865 up to 15 minutes before the call begins. International callers may dial 719-457-2656. The confirmation code is 6091304. Access also may be gained through the company's Web site (www.wisconsinenergy.com). Click on the icon for the "Year-end Earnings Release & Conference Call" and select "webcast audio." In conjunction with this earnings announcement, Wisconsin Energy will post on its Web site a package of detailed financial information on its fourth quarter and year-end performance. The materials will be available at 6 a.m. Central time on Feb. 2. An archive of the presentation will be available on the Web site after the call. A replay of the audio portion of the presentation will be available approximately two hours following the conclusion of the presentation and will be accessible through Feb. 9, 2010. Domestic callers should dial 888-203-1112. International callers should dial 719-457-0820. The replay confirmation code is 6091304.

Wisconsin Energy Corporation (NYSE: WEC), based in Milwaukee, is one of the nation's premier energy companies, serving more than 1.1 million electric customers in Wisconsin and Michigan's Upper Peninsula and more than 1 million natural gas customers in Wisconsin. The company's principal utilities are We Energies and Edison Sault Electric. The company's other major subsidiary, We Power, designs, builds and owns electric generating plants. Wisconsin Energy Corporation (www.wisconsinenergy.com), a component of the S&P 500, has more than $12 billion of assets, approximately 5,000 employees and 48,000 stockholders of record.

Tables Follow

WISCONSIN ENERGY CORPORATION
WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED INCOME STATEMENTS

	Three Months Ended December 31		Year Ended December 31

	2009	2008	2009	2008

	(Millions of Dollars, Except Per Share Amounts)

Operating Revenues	$1,067.3	$1,199.8	$4,127.9	$4,427.8

Operating Expenses
Fuel and purchased power	251.1	260.3	1,063.7	1,240.7
Cost of gas sold	244.1	379.5	912.0	1,220.9
Other operation and maintenance	314.6	337.7	1,261.1	1,360.4
Depreciation, decommissioning
and amortization	86.7	84.4	346.1	326.5
Property and revenue taxes	27.7	27.2	112.0	108.2

Total Operating Expenses	924.2	1,089.1	3,694.9	4,256.7

Amortization of Gain	53.5	84.7	230.7	488.1

Operating Income	196.6	195.4	663.7	659.2

Equity in Earnings of Transmission Affiliate	15.5	13.8	59.1	51.8
Other Income (Expense), net	4.4	(8.6)	28.4	17.0
Interest Expense, net	37.7	40.3	156.7	153.7

Income from Continuing
Operations Before Income Taxes	178.8	160.3	594.5	574.3

Income Taxes	65.2	60.3	217.3	216.5

Income from Continuing Operations	113.6	100.0	377.2	357.8

Income (Loss) from Discontinued
Operations, Net of Tax	5.1	0.4	5.2	1.3

Net Income	$118.7	$100.4	$382.4	$359.1

Earnings Per Share (Basic)
Continuing operations	$0.97	$0.86	$3.23	$3.06
Discontinued operations	0.04	-	0.04	0.01

Total Earnings Per Share (Basic)	$1.01	$0.86	$3.27	$3.07

Earnings Per Share (Diluted)
Continuing operations	$0.96	$0.85	$3.20	$3.03
Discontinued operations	0.04	-	0.04	0.01

Total Earnings Per Share (Diluted)	$1.00	$0.85	$3.24	$3.04

Weighted Average Common
Shares Outstanding (Millions)
Basic	116.9	116.9	116.9	116.9
Diluted	118.0	117.9	117.9	118.2

Dividends Per Share of Common Stock	$0.3375	$0.27	$1.35	$1.08

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS

	December 31, 2009	December 31, 2008

	(Millions of Dollars)
Assets

Net Property, Plant and Equipment	$9,070.5	$8,502.6

Investments
Restricted cash	-	172.4
Equity investment in transmission affiliate	314.6	276.3
Other	44.1	41.6

Total Investments	358.7	490.3

Current Assets
Cash and cash equivalents	20.9	32.5
Restricted cash	194.5	214.1
Accounts receivable	304.4	369.5
Accrued revenues	290.4	341.2
Materials, supplies and inventories	379.3	344.7
Regulatory assets	58.9	82.5
Prepayments and other	213.3	323.0

Total Current Assets	1,461.7	1,707.5

Deferred Charges and Other Assets
Regulatory assets	1,192.5	1,261.1
Goodwill, net	441.9	441.9
Other	172.6	214.4

Total Deferred Charges and Other Assets	1,807.0	1,917.4

Total Assets	$12,697.9	$12,617.8

Capitalization and Liabilities

Capitalization
Common equity	$3,566.9	$3,336.9
Preferred stock of subsidiary	30.4	30.4
Long-term debt	3,875.8	4,074.7

Total Capitalization	7,473.1	7,442.0

Current Liabilities
Long-term debt due currently	295.7	61.8
Short-term debt	825.1	602.3
Accounts payable	292.2	441.0
Regulatory liabilities	222.8	310.8
Other	246.1	319.2

Total Current Liabilities	1,881.9	1,735.1

Deferred Credits and Other Liabilities
Regulatory liabilities	886.7	1,084.4
Deferred income taxes - long-term	1,017.9	814.0
Deferred revenue, net	739.1	545.4
Pension and other benefit obligations	319.5	635.0
Other	379.7	361.9

Total Deferred Credits and Other Liabilities	3,342.9	3,440.7

Total Capitalization and Liabilities	$12,697.9	$12,617.8

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	Year Ended December 31

	2009	2008

	(Millions of Dollars)
Operating Activities
Net income	$382.4	$359.1
Reconciliation to cash
Depreciation, decommissioning and amortization	349.4	332.1
Contribution to benefit plans	(289.3)	(48.4)
Working capital and other	186.3	93.6

Cash Provided by Operating Activities	628.8	736.4

Investing Activities
Capital expenditures	(817.7)	(1,136.4)
Change in restricted cash	192.0	345.1
Proceeds from asset sales	16.8	14.3
Other investing activities, net	(127.2)	(129.3)

Cash Used in Investing Activities	(736.1)	(906.3)

Financing Activities
Common stock issued (repurchased), net	(12.6)	(11.4)
Dividends paid on common stock	(157.8)	(126.3)
Change in debt, net	263.2	316.8
Other financing activities, net	2.9	(4.1)

Cash Provided by Financing Activities	95.7	175.0

Change in Cash	(11.6)	5.1

Cash at Beginning of Year	32.5	27.4

Cash at End of Year	$20.9	$32.5

WISCONSIN ELECTRIC POWER COMPANY
WISCONSIN ELECTRIC POWER COMPANY
CONSOLIDATED CONDENSED INCOME STATEMENTS

	Three Months Ended December 31		Year Ended December 31

	2009	2008	2009	2008

	(Millions of Dollars)

Operating Revenues	$837.9	$891.3	$3,288.3	$3,410.1

Operating Expenses
Fuel and purchased power	251.5	260.7	1,064.5	1,242.3
Cost of gas sold	103.8	167.2	389.7	526.4
Other operation and maintenance	305.2	324.1	1,231.7	1,295.2
Depreciation, decommissioning
and amortization	66.2	65.4	265.1	256.0
Property and revenue taxes	24.5	24.0	99.1	96.4

Total Operating Expenses	751.2	841.4	3,050.1	3,416.3

Amortization of Gain	53.5	84.7	230.7	488.1

Operating Income	140.2	134.6	468.9	481.9

Equity in Earnings of Transmission Affiliate	13.6	12.0	51.9	45.4
Other Income (Expense), net	4.0	(9.5)	25.8	9.9
Interest Expense, net	24.7	24.1	100.3	86.6

Income Before Income Taxes	133.1	113.0	446.3	450.6

Income Taxes	47.5	41.8	157.7	169.3

Net Income	85.6	71.2	288.6	281.3

Preferred Stock Dividend Requirement	0.3	0.3	1.2	1.2

Earnings Available for Common Stockholder	$85.3	$70.9	$287.4	$280.1

WISCONSIN ELECTRIC POWER COMPANY
CONSOLIDATED CONDENSED BALANCE SHEETS

	December 31, 2009	December 31, 2008

	(Millions of Dollars)
Assets

Net Property, Plant and Equipment	$6,237.6	$5,897.7

Investments
Restricted cash	-	172.4
Equity investment in transmission affiliate	276.7	243.1
Other	0.5	0.4

Total Investments	277.2	415.9

Current Assets
Cash and cash equivalents	18.3	28.4
Restricted cash	194.5	214.1
Accounts receivable	245.8	278.1
Accrued revenues	212.8	233.1
Materials, supplies and inventories	321.5	296.5
Regulatory assets	48.5	69.9
Prepayments and other	147.7	191.4

Total Current Assets	1,189.1	1,311.5

Deferred Charges and Other Assets
Regulatory assets	1,014.6	992.9
Other	152.7	157.4

Total Deferred Charges and Other Assets	1,167.3	1,150.3

Total Assets	$8,871.2	$8,775.4

Capitalization and Liabilities

Capitalization
Common equity	$2,804.2	$2,582.8
Preferred stock	30.4	30.4
Long-term debt	1,969.5	1,885.3
Capital lease obligations	1,111.3	991.8

Total Capitalization	5,915.4	5,490.3

Current Liabilities
Long-term debt and capital lease obligations due currently	12.0	9.3
Short-term debt	92.0	-
Subsidiary note payable to Wisconsin Energy	28.2	29.6
Accounts payable	286.9	365.4
Regulatory liabilities	220.8	307.7
Other	229.5	212.3

Total Current Liabilities	869.4	924.3

Deferred Credits and Other Liabilities
Regulatory liabilities	591.3	786.5
Deferred income taxes - long-term	833.8	691.7
Pension and other benefit obligations	374.2	614.3
Other	287.1	268.3

Total Deferred Credits and Other Liabilities	2,086.4	2,360.8

Total Capitalization and Liabilities	$8,871.2	$8,775.4

WISCONSIN ELECTRIC POWER COMPANY
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	Year Ended December 31

	2009	2008

	(Millions of Dollars)
Operating Activities
Net income	$288.6	$281.3
Reconciliation to cash
Depreciation, decommissioning and amortization	272.5	263.4
Contribution to benefit plans	(283.8)	(37.9)
Working capital and other	(50.7)	(143.9)

Cash Provided by Operating Activities	226.6	362.9

Investing Activities
Capital expenditures	(481.1)	(523.7)
Change in restricted cash	192.0	345.1
Proceeds from asset sales	1.8	7.1
Other investing activities, net	(46.3)	(41.2)

Cash Used in Investing Activities	(333.6)	(212.7)

Financing Activities
Dividends paid on common stock	(179.6)	(367.0)
Change in debt, net	176.2	225.3
Capital contribution from parent	100.0	-
Other financing activities, net	0.3	(2.1)

Cash Provided by (Used in) Financing Activities	96.9	(143.8)

Change in Cash	(10.1)	6.4

Cash at Beginning of Year	28.4	22.0

Cash at End of Year	$18.3	$28.4